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                                                                  Exhibit 10.21

                                    EXHIBITS

10.21 NORPAK MANUFACTURING INC. AGREEMENT

VERIDIEN LOGO

May 7, 1999

Norpak Manufacturing Inc.
85 Chambers Dr.
Unit No. 8
Ajax, Ontario
L1Z 1E2

Attention: Mr. M. Cruickshank

Dear Mr. Cruickshank,

This letter confirms that Norpak Manufacturing Inc. ("NORPAK") has entered into an agreement with Veridien Corporation or a subsidiary thereof ("VERIDIEN"), wherein Veridien and Norpak agree to a strategic alliance with respect to the marketing, sales and distribution of Norpak's product line in conjunction with Veridien's existing product line in the United States and Internationally.

Veridien agrees to market, sell and distribute Norpak's product line at the prices stipulated on the attached schedule "A" or such other prices, which both parties may agree upon from time to time.

It is further agreed, where Norpak has an existing customer relationship, a mutually agreed upon program for customer service and sales assistance will be established, implemented and provided by Veridien. At this time, Norpak's existing United States customer list includes all companies on attached schedule "B".

Payment terms to Norpak for product purchases will be on a net 60 days basis or as may otherwise be mutually agreed upon.

This agreement will be in effect immediately upon its execution by both parties.

The term of this agreement will be for a period of five (5) years from the date of execution and may be extended on an annual basis after the initial term, if both parties so mutually agree.

Either party upon 180 days written notice may terminate this agreement.

The parties agree to execute such further documentation as may be reasonably required to give effect to this distribution, sales and marketing agreement.



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We look forward to forging what we expect will be a mutually rewarding relationship with Norpak.

Yours truly,
Veridien Corporation
Per:

/s/ Sheldon C. Fenton
---------------------
Sheldon C. Fenton
President & CEO

Agreed and accepted this 8 day of May, 1999.

Norpak Manufacturing Inc.
Per:

/s/ Michael Cruickshank
-----------------------
Michael Cruickshank
President

                                  SCHEDULE "A"

Medium Size Alcohol Swabs
Large Size Alcohol Swabs
Iodine Swabs
Towelettes - Small Size
             Viraguard(R)
           - Large Size
             Viraguard(R)

                                  SCHEDULE "B"

Buchwald & Co.
Dynarex Corporation
Henry Schein Inc.
Kinray
Kmart
Medicine Shoppe International Inc.
MedLine Industries Inc.
Micro Bio Medics
SMS Ambassadors Corp.
Universal Products Marketing Inc.
Wal-Mart